CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-287371, No. 333-272244, No. 333-257424, No. 333-253454, No. 333-239048, No. 333-233765, No. 333-225538, and No. 333-216447) and Form S-3 (No. 333-261242) of Aurinia Pharmaceuticals Inc. of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Edmonton, Canada
February 25, 2026